UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005 (June 13, 2005)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

1099 18th Street, Suite 2300
Denver, Colorado	80202
(Address of principal	(Zip Code)
executive offices)

(303) 293-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officers.

Appointment of Principal Officer

      Effective June 13, 2005, Fredrick J. Barrett was appointed Chief Operating Officer of Bill Barrett Corporation (the “Company”). Mr. Barrett also will continue to serve as President and a director of the Company.

      Mr. Barrett, 44, has served as the Company’s President and a Director since the Company’s inception in January 2002. Mr. Barrett served as senior geologist of Barrett Resources Corporation and its successor in the Rocky Mountain Region from 1997 through 2001, and as geologist from 1989 to 1996.

      J. Frank Keller, who previously served as Chief Operating Officer, will continue to serve in an active management role as Executive Vice President. Although Mr. Keller has not provided the Company with notice of his retirement date, he has notified the Company of his intention to retire in the first quarter of 2006.

      Mr. Fred Barrett is the son of William J. Barrett, the Company’s Chief Executive Officer and Chairman of the Board, the brother of Terry R. Barrett, the Company’s Vice President – Exploration, Northern Division, and the nephew of J. Frank Keller.

Item 7.01.      Regulation FD Disclosure.

      On June 13, 2005, the Company issued a press release concerning the appointment of Fredrick J. Barrett as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(c)      Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated June 13, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2005	BILL BARRETT CORPORATION
	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President - General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 13, 2005.

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